File No. 333-162999

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

_________________

POST EFFECTIVE

AMENDMENT NO. 1

TO

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

TALECRIS BIOTHERAPEUTICS HOLDINGS CORP.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation or organization)

20-2533768

(I.R.S. employer identification no.)

P.O. Box 110526

4101 Research Commons

79 T.W. Alexander Drive

Research Triangle Park, North Carolina 27709

(Address of principal executive offices)
(Zip code)

2005 Stock Option and Incentive Plan

2009 Long-Term Incentive Plan

(Full title of the plan)

JOHN F. GAITHER, Jr.

Executive Vice President, General Counsel and Secretary

TALECRIS BIOTHERAPEUTICS HOLDINGS CORP.

P.O. Box 110526

4101 Research Commons

79 T.W. Alexander Drive

Research Triangle Park, North Carolina 27709

(Name and address of agent for service)

(919) 316-6300

(Telephone number, including area code, of agent for service)

DEREGISTRATION

This Post-Effective Amendment No. 1 relates to the Registration Statement on Form S-8 (Registration No. 333-162999) of Talecris Biotherapeutics Holdings Corp. (the “Company”), pertaining to shares of its common stock, par value $0.01 per share (“Shares”) issuable to eligible employees of the Company under the 2005 Stock Option and Incentive Plan and the 2009 Long-Term Incentive Plan (collectively, the “Plan”).

At 2:01 p.m. on June 1, 2011 (the “Reincorporation Effective Time”), the Company merged with and into Stream Merger Sub, Inc. (“Stream Merger Sub”), a wholly owned subsidiary of the Company incorporated in Virginia, with Stream Merger Sub continuing as the surviving corporation (the “Reincorporation Merger”), immediately after which, at 2:02 p.m. on June 1, 2011 (the “Effective Time”), Grifols, Inc., a wholly owned subsidiary of Grifols, S.A., merged with and into Stream Merger Sub, with Stream Merger Sub continuing as the surviving corporation and a wholly owned subsidiary of Grifols, S.A. (the “Merger” and, together with the Reincorporation Merger, the “Mergers”).

As a result of the Mergers, the Company terminated all offerings of its Shares.  No further securities will be offered, sold, or awarded under the Plan after the Effective Time.  In accordance with an undertaking made by the Company to remove from registration, by means of a post-effective amendment, any Shares which remained unsold at the termination of the offering, the Company hereby removes from registration all Shares which remained unsold as of the Effective Time.

Item 8. Exhibits

Exhibit No.	Description

24.1	Power of Attorney incorporated herein by reference to Exhibit 24.1 of Registrant's Registration Statement on Form S-8 filed on November 9, 2009.

SIGNATURES

The Registrant.

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this amendment to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Research Triangle Park, State of North Carolina, on the 1st day of June, 2011.

                                                                                    TALECRIS BIOTHERAPEUTICS HOLDINGS CORP.

                                                                                    (Registrant)

By:  /s/  John M. Hanson

      Name:  John M. Hanson
                                                                              Title: Executive Vice President and Chief

              Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this amendment to the registration statement has been signed below by the following persons in the capacities indicated on the 1st day of June, 2011.

Signature                                                                 Title

                                *                                               Chief Executive Officer (principal executive officer)

Lawrence D. Stern                                                    and Chairman of the Board of Directors

  /s/ John M. Hanson                                                  Executive Vice President and

John M. Hanson                                                       Chief Financial Officer (principal accounting officer)

                                *                                               Director

Richard A. Charpie

                                *                                               Director

Paul N. Clark

                                *                                               Director

W. Brett Ingersoll

                                *                                               Director

James T. Lenehan

                                *                                               Director

Steven F. Mayer

                                *                                               Director

Kenneth J. Martin

                                *                                               Director

Ruedi E. Waeger

* By: John F. Gaither, Jr.,  Attorney-in-fact

/s/ John F. Gaither, Jr.
John F. Gaither, Jr.

                                                                                                                   EXHIBIT INDEX

Exhibit No.	Description

24.1	Power of Attorney incorporated herein by reference to Exhibit 24.1 of Registrant's Registration Statement on Form S-8 filed on November 9, 2009.